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                                  EXHIBIT 24.4
                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:HOMESTAKE MINING COMPANY
    REGISTRATION ON FORM S-4

We are aware that our report dated 14 September 1995, on our review of the condensed consolidated balance sheet of Homestake Mining Company as of 30 June 1995, and the related condensed statements of consolidated income and cash flows for the six-month period then ended as contained in Form 10-Q of Homestake Mining Company appearing in Appendix F to the Offer Document, is incorporated in this registration statement. We are also aware that our report dated 14 September 1995, on our review of the pro forma condensed consolidated balance sheet of Homestake Mining Company as of 30 June 1995 and the pro forma condensed consolidated statement of operations for the six months then ended is incorporated in this registration statement.

Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND, L.L.P.


San Francisco, California
10 October 1995


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